Exhibit 31.2

Certification Pursuant to Section 302

Of the Sarbanes-Oxley Act of 2002

For the Chief Financial Officer

I, Brian G. Fike, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of ClearSign Technologies Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021	/s/ Brian G. Fike
Brian G. Fike
Chief Financial Officer (Principal Financial and Accounting Officer)